Exhibit 99.3

PIONEER POWER SOLUTIONS, INC.
Unaudited Pro Forma Financial Information

Basis of Presentation

On April 30, 2010, Pioneer Power Solutions, Inc. (“Pioneer” or the “Company”) acquired Jefferson Electric, Inc., a Delaware corporation (“Jefferson”), through a merger (the “Merger”) pursuant to which JEI Acquisition, Inc., a wholly owned subsidiary of the Company, merged with and into Jefferson, with Jefferson continuing as the surviving corporation.  Upon consummation of the Merger, all 2,295 shares of Jefferson’s common stock were cancelled and converted into the right to receive an aggregate of 486,275 shares of common stock of the Company.  The Company also advanced $3.0 million to Jefferson, which was utilized to partially repay the principal amount outstanding under Jefferson’s revolving credit facility with its bank and to partially repay the principal amount outstanding under Jefferson’s term loan facility.  In connection with the Merger, JE Mexican Holdings, Inc., a newly incorporated Delaware corporation and wholly owned subsidiary of the Company, purchased from Thomas Klink, the former sole stockholder of Jefferson, one hundred percent of the membership interests in Jefferson Electric Mexico Holdings LLC (“JE Mexico”), a Wisconsin limited liability company, for nominal consideration. JE Mexico was the holder of less than 0.1% of Nexus Magneticos de Mexico, S. de R.L. de C.V., the principal manufacturing subsidiary of Jefferson.  Also on April 30, 2010, in exchange for $10,000, the Company sold to Mr. Klink a five-year warrant that is exercisable for up to 1 million shares of common stock of the Company at an initial exercise price of $3.25 per share, subject to customary anti-dilution adjustments.

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the Merger. The unaudited pro forma consolidated statement of earnings for the three month period ended March 31, 2010 gives effect to the Merger as if it had occurred on January 1, 2010 and was derived from the unaudited interim financial statements of Pioneer and Jefferson as of and for the three month period ended March 31, 2010. The unaudited pro forma consolidated statement of earnings for the year ended December 31, 2009 gives effect to the Merger as if it had occurred on January 1, 2009 and is derived from the audited financial statements of Pioneer and Jefferson as of and for the year ended December 31, 2009.

The Merger was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 1 of the unaudited pro forma consolidated financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Merger, based on their estimated fair values as of the effective date of the Merger.  Goodwill arising from the Merger has been determined as the excess of the purchase price over the net of the amounts assigned to acquired assets and liabilities assumed. The unaudited pro forma consolidated statements of earnings also include certain acquisition accounting adjustments that are expected to have a continuing impact on the combined results.

The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change. The final purchase price allocation is dependent upon the completion of the valuation of Jefferson’s assets acquired and liabilities assumed, which Pioneer expects to complete during the second quarter of fiscal 2010. The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in the pro forma unaudited consolidated financial statements, although these amounts represent management’s best estimates as of the date of this document.

The unaudited pro forma consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from any operational integration of the two companies, as management is in the process of assessing what, if any, future actions it will undertake with respect to such integration.

The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or that actually would have been realized had Pioneer and Jefferson been a combined company during the periods presented. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with Pioneer’s audited consolidated financial statements, including the notes thereto, included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on April 15, 2010, and its Quarterly Report on Form 10-Q for the three month period ended March 31, 2010, filed with the Securities and Exchange Commission on May 17, 2010, as well as Jefferson’s audited combined financial statements and combined interim financial statements, including the notes thereto, included in this Form 8-K/A.

Pioneer Power Solutions, Inc.
(Formerly Sierra Concepts, Inc.)

Pro Forma Consolidated Balance Sheets
As at March 31, 2010
(Unaudited)
(Expressed in U.S. Funds)

	Pioneer Power Solutions, Inc.	Jefferson Electric, Inc.	Pro Forma Adjustments		Pro Forma Consolidated Balance Sheet

ASSETS
Cash and Cash Equivalents	$3,116,149	$8,976	$(3,000,000)	(a)	$135,025
			10,000	(b)
			(100)	(c)
Accounts Receivable	4,699,209	1,882,072			6,581,281
Inventories	6,297,985	1,874,793	95,104	(d)	8,267,882
Prepaid Expenses and Other Assets	252,253	172,271			424,524
Current Assets	14,365,596	3,938,113			15,408,712
Property, Plant and Equipment	972,336	1,099,677	1,343,605	(d)	3,415,618
Deferred Income Tax Asset	13,487	0			13,487
Intangible Assets	0	48,236	(48,236)	(e)	4,350,000
			4,350,000	(e)
Goodwill	0	384,827	(384,827)	(f)	5,790,132
			5,790,132	(f)
Other Assets	0	0			0
Total Assets	15,351,419	5,470,853			28,977,949

LIABILITIES
Current Portion of Debt	91,879	5,047,884	(3,000,000)	(a)	2,139,763
Accounts Payable and Accrued Liabilities	4,291,818	4,343,917	250,000	(g)	8,885,735
Income Taxes Payable	236,366	0			236,366
Current Portion of Deferred Income Tax Liability	0	0	164,650	(h)	164,650
Advances from Limited Partners of a Shareholder	150,000	0			150,000
Current Liabilities	4,770,063	9,391,801			11,576,514
Pension Deficit	328,116	0			328,116
Deferred Income Tax Liability	0	0	2,105,335	(h)	2,105,335
Long-Term Debt	0	2,693,745			2,693,745
	5,098,179	12,085,546			16,703,709
SHAREHOLDERS' EQUITY
Capital Stock	29,000	6,985	(6,985)	(i)	29,486
			486	(i)
Additional Paid-in Capital	5,285,729	94,915	(94,915)	(i)	7,556,243
			1,449,514	(i)
			821,000	(j)
Treasury Stock	0	(4,117,917)	4,117,917	(k)	0
Accumulated Other Comprehensive Loss	(355,545)	0			(355,545)
Accumulated Retained Earnings (Deficit)	5,294,056	(2,598,676)	2,598,676	(l)	5,044,056
			(250,000)	(g)
Total Shareholders' Equity	10,253,240	(6,614,693)			12,274,240
Total Liabilities & Shareholders' Equity	$15,351,419	$5,470,853			$28,977,949

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Pioneer Power Solutions, Inc.
(Formerly Sierra Concepts, Inc.)

Pro Forma Consolidated Statements of Earnings
For the Three Month Period Ended March 31, 2010
(Unaudited)
(Expressed in U.S. Funds)

					Pro Forma
	Pioneer	Jefferson			Consolidated
	Power	Electric,	Pro Forma		Statement
	Solutions, Inc.	Inc.	Adjustments		of Earnings

Sales	$8,250,817	$4,440,731			$12,691,548
Cost of Goods Sold	6,444,382	3,729,309	95,104	(d)	10,268,795
Gross Profit	1,806,435	711,422			2,422,753

Expenses
Selling, General and Administrative	1,103,004	826,211	(60,000)	(m)	1,869,215
Depreciation	46,999	101,250	39,812	(n)	188,061
Amortization of Intangibles	0	0	41,381	(o)	41,381
Foreign Exchange (Gain)/Loss	92,494	0			92,494
	1,242,497	927,461			2,191,151

Operating Income	563,938	(216,039)			231,602

Interest and Bank Charges	13,090	155,027	(71,781)	(p)	96,336
Transaction and Bank Expenses	0	65,400	(65,400)	(q)	0
Other, Net	0	394			394
Earnings Before Income Taxes	550,848	(436,860)			134,872

Provision for Income Taxes	161,000	0	(108,100)	(r)	52,900

Net Earnings	389,848	(436,860)			81,972

Other Comprehensive Income
Foreign Currency Translation Adjustments	332,034	0			332,034
Pension Adjustment, Net of Taxes of $1,833	3,119	0			3,119
Comprehensive Income	$725,001	$(436,860)			$417,125

Basic and Diluted Weighted Average Number of Common Shares Outstanding	29,066,398	2,295	(2,295)	(s)	29,552,673
			486,275	(s)
Basic and Diluted Earnings Per Common Share	$0.01				$0.00

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Pioneer Power Solutions, Inc.
(Formerly Sierra Concepts, Inc.)

Pro Forma Consolidated Statements of Earnings
For the Year Ended December 31, 2009
(Unaudited)
(Expressed in U.S. Funds)

					Pro Forma
	Pioneer	Jefferson			Consolidated
	Power	Electric,	Pro Forma		Statement
	Solutions, Inc.	Inc.	Adjustments		of Earnings

Sales	$40,598,576	$20,185,997			$60,784,573
Cost of Goods Sold	28,733,839	18,225,578	95,104	(d)	47,054,521
Gross Profit	11,864,737	1,960,419			13,730,052

Expenses
Selling, General and Administrative	4,052,459	4,075,366	(240,000)	(m)	7,887,825
Depreciation	167,614	431,328	159,247	(n)	758,189
Amortization of Intangibles	0	0	165,524	(o)	165,524
Foreign Exchange (Gain)/Loss	(272,026)	0			(272,026)
	3,948,047	4,506,694			8,539,512

Operating Income	7,916,690	(2,546,275)			5,190,540

Interest and Bank Charges	311,498	566,135	(188,593)	(p)	689,040
Facility Shutdown Expenses	0	572,119			572,119
Transaction and Bank Expenses	0	179,201	(179,201)	(q)	0
Other, Net	0	96,231			96,231
Earnings Before Income Taxes	7,605,192	(3,959,961)			3,833,150

Provision for Income Taxes	2,490,000	0	(984,000)	(r)	1,506,000

Net Earnings	5,115,192	(3,959,961)			2,327,150

Other Comprehensive Income
Foreign Currency Translation Adjustments	487,463	0			487,463
Pension Adjustment, Net of Taxes of $93,736	(208,498)	0			(208,498)
Comprehensive Income	$5,394,157	$(3,959,961)			$2,606,115

Basic and Diluted Weighted Average Number of Common Shares Outstanding	23,292,603	2,295	(2,295)	(s)	23,778,878
			486,275	(s)
Basic and Diluted Earnings Per Common Share	$0.22				$0.10

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Pioneer Power Solutions, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements
For the Three Month Period Ended March 31, 2010 and for the Year Ended December 31, 2009

1.	Preliminary Purchase Price Allocation

On April 30, 2010, Pioneer completed the Merger. The unaudited pro forma consolidated financial statements reflect the total estimated purchase price for Jefferson of approximately $10.0 million, which consists of the following (in thousands):

Consideration:
Common stock (486,275 shares)	$1,450
Warrant issued	821
Proceeds from warrant sale	(10)
2,261
Debt assumed:
Bank indebtedness	7,703
Capitalized lease obligations	39
7,742

Total	$10,003

Under the acquisition method of accounting, the total estimated purchase price is allocated to Jefferson’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of April 30, 2010, the effective date of the Merger. Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$9
Accounts receivable	1,882
Inventory	1,970
Prepaid expenses	172
Property and equipment	2,443
Accounts payable and accrued liabilities	(4,344)
Deferred tax liabilities	(2,270)
Net tangible liabilities acquired	(137)
Definite-lived intangible assets acquired	4,350
Goodwill	5,790
Total Purchase Price	$10,003

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Identifiable intangible assets having finite lives arising from the Merger are valued at $1.9 million and will be amortized on a straight-line basis with a weighted average remaining useful life of 10.8 years.  None of the definite-lived intangible assets acquired are deductible for tax purposes. The excess of the purchase price over the aggregate fair values, which was $5.8 million, was recorded as goodwill.  Goodwill has an indefinite life, is not subject to amortization and is not deductible for tax purposes. Goodwill arising from the Merger will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, Pioneer will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

2.	Pro Forma Adjustments

Pro forma adjustments are made to reflect the estimated purchase price, to adjust amounts related to Jefferson’s tangible liabilities and tangible and intangible assets to a preliminary estimate of the fair values of those liabilities and assets, to reflect the amortization expense related to the tangible and intangible assets and to reclassify certain financial statement amounts to conform to Pioneer’s financial statement presentation.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(a)
To reflect advance of $3.0 million in cash to Jefferson which was used to partially repay Jefferson's bank indebtedness. The advance was made in the form of a subordinated note which has been eliminated upon consolidation.

(b)	To reflect proceeds received from sale of a warrant to purchase 1.0 million common shares to the former sole stockholder of Jefferson in conjunction with the Merger.

(c)	To reflect the nominal price paid to acquire the remaining 0.1% minority equity interest in Jefferson's Mexican subsidiary.

(d)	To reflect the fair value of inventory, property and equipment acquired in the Merger.

(e)
To reflect the fair value of intangible assets acquired in the Merger consisting of the estimated value of customer relationships ($1.8 million), acquired Underwriters Laboratory files ($0.7 million), acquired trademarks ($1.8 million), and non-competition agreements ($0.1 million).

(f)	To reflect the fair value of acquired goodwill as if the Merger occurred on March 31, 2010.

(g)	To reflect estimated additional transaction costs resulting from the Merger.

(h)	To reflect deferred tax liabilities arising out of the difference between the carrying value and fair value of Jefferson's tangible and intangible assets.

(i)
To eliminate Jefferson’s historical capital stock and additional paid-in capital balances ($101,900) and to reflect the 486,275 shares of common stock issued to the former sole stockholder of Jefferson as consideration in the Merger.

(j)
To reflect a fair value of $821,000, which was determined using the Black-Scholes option pricing model, for a five-year warrant to purchase 1,000,000 million common shares of the Company's common stock at an exercise price of $3.25 per share in exchange for proceeds of $10,000.

(k)	To eliminate Jefferson’s historical treasury stock balance.

(l)	To eliminate Jefferson’s historical stockholder's deficit balance.

(m)	To reflect the discontinuation, upon the Merger, of monthly professional service fees paid to Jefferson's former financial advisor.

(n)	To reflect incremental depreciation expense as a result of the write-up in the fair value of property and equipment acquired in the Merger.

(o)	To reflect estimated pro forma amortization expense related to the intangible assets acquired in the Merger.

(p)	To reflect interest expense savings as a result of the Merger due to the $3.0 million paydown of Jefferson's bank debt by Pioneer.

(q)	Adjustment to eliminate expenses in connection with extending Jefferson's bank loan agreement that would not have been incurred had the Merger been completed as of the start of the fiscal period.

(r)
To reflect  the expected future tax benefit of Jefferson's reported loss during the period based on the estimated marginal tax rate to take effect following the Merger (prior to the Merger, Jefferson was an S-corporation).

(s)	To reflect the number of shares of Pioneer's common stock issued as consideration in the Merger.